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                                                                      EXHIBIT 21


                                SUBSIDIARIES OF
                              THE BANC CORPORATION



Name of Subsidiary                                    State of Organization
- ------------------                                    ---------------------
The Bank                                              Alabama

Taylor Acquisition Corporation                        Alabama